EXHIBIT 99.1

AutoZone 2nd Quarter Total Company Same Store Sales Increase 3.3%; Domestic Same Store Sales Increase 3.4%; EPS of $27.63

MEMPHIS, Tenn., March 03, 2026 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $4.3 billion for its second quarter (12 weeks) ended February 14, 2026, an increase of 8.1% from the second quarter of fiscal 2025 (12 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	12 Weeks	12 Weeks*	24 Weeks	24 Weeks*

Domestic	3.4%	3.4%	4.2%	4.2%
International	17.1%	2.5%	14.2%	3.1%
Total Company	5.2%	3.3%	5.4%	4.0%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 52.5%, a decrease of 137 basis points versus the prior year. The decrease in gross margin was driven by a 138 basis point non-cash LIFO charge. Operating expenses, as a percentage of sales, were 36.1% versus last year at 36.0%. Deleverage was driven by investments to support our growth initiatives.

Operating profit decreased 1.2% to $698.5 million. Net income for the quarter was $468.9 million compared to $487.9 million in the same period last year, while diluted earnings per share were $27.63 compared to last year at $28.29.

Under its share repurchase program, AutoZone repurchased 85 thousand shares of its common stock at an average price per share of $3,666, for a total investment of $310.8 million. At the end of the second quarter, the Company had $1.4 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 13.1% over the same period last year, driven primarily by growth initiatives and inflation. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $105 thousand versus negative $161 thousand last year and negative $145 thousand last quarter.

“I want to thank our AutoZoners across the company for delivering solid financial results this past quarter. We continue to be pleased with our strategies to grow sales. Domestically, both DIY and Commercial sales continued to perform well this past quarter in spite of winter storms causing disruptions the last week of January and the first week of February. While our international sales, in constant currency, were slightly below our expectations, we believe our market share continues to grow as we outpace our competition in both Mexico and Brazil.  We were also pleased to have opened 64 net new stores globally in the quarter, in line with our expectations to open approximately 350-360 stores for the full fiscal year. As we remain focused on gaining market share across our highly fragmented industry, we remain committed to a disciplined approach of increasing earnings and cash flows to drive shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended February 14, 2026, AutoZone opened 43 new stores in the U.S., 18 in Mexico and three in Brazil for a total of 64 net new stores. As of February 14, 2026, the Company had 6,709 stores in the U.S., 913 in Mexico and 152 in Brazil for a total store count of 7,774.

AutoZone is a leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, March 3, 2026, beginning at 10:00 a.m. (ET) to discuss its second quarter results. This call is being webcast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 53591 through March 31, 2026.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These statements are based on assumptions and assessments made by our management in light of experience, historical trends, current conditions, expected future developments and other factors that we believe appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures and natural disasters; competition; credit market conditions; cash flows; access to financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; public health issues; inflation, including wage inflation; exchange rates; the ability to hire, train and retain qualified employees, including members of management; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; tariffs, trade policies and other geopolitical factors; new accounting standards; our ability to execute our growth initiatives; and other business interruptions. These and other risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 30, 2025. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” section could materially and adversely affect our business. However, it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (901) 495-6022, jennifer.hughes@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2026

Condensed Consolidated Statements of Operations
2nd Quarter, FY2026
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 14, 2026	February 15, 2025

Net sales	$4,274,098	$3,952,012
Cost of sales	2,030,740	1,823,611
Gross profit	2,243,358	2,128,401
Operating, SG&A expenses	1,544,902	1,421,634
Operating profit (EBIT)	698,456	706,767
Interest expense, net	107,205	108,822
Income before taxes	591,251	597,945
Income tax expense	122,391	110,022
Net income	$468,860	$487,923
Net income per share:
Basic	$28.29	$29.06
Diluted	$27.63	$28.29
Weighted average shares outstanding:
Basic	16,573	16,788
Diluted	16,969	17,245

Year-To-Date 2nd Quarter, FY2026
(in thousands, except per share data)
	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 14, 2026	February 15, 2025

Net sales	$8,902,727	$8,231,652
Cost of sales	4,300,055	3,835,194
Gross profit	4,602,672	4,396,458
Operating, SG&A expenses	3,120,011	2,848,542
Operating profit (EBIT)	1,482,661	1,547,916
Interest expense, net	213,475	216,451
Income before taxes	1,269,186	1,331,465
Income tax expense	269,503	278,609
Net income	$999,683	$1,052,856
Net income per share:
Basic	$60.18	$62.48
Diluted	$58.68	$60.83
Weighted average shares outstanding:
Basic	16,612	16,850
Diluted	17,036	17,307

Selected Balance Sheet Information
(in thousands)
	February 14, 2026	February 15, 2025	August 30, 2025

Cash and cash equivalents	$285,492	$300,905	$271,803
Merchandise inventories	7,449,330	6,588,586	7,025,688
Current assets	8,797,362	7,802,598	8,341,379
Property and equipment, net	7,554,520	6,449,129	7,062,509
Operating lease right-of-use assets	3,300,213	3,120,826	3,194,666
Total assets	20,403,883	18,116,279	19,355,324
Accounts payable	8,262,824	7,784,717	8,025,590
Current liabilities	9,886,491	9,267,357	9,519,397
Operating lease liabilities, less current portion	3,175,110	3,007,455	3,093,936
Total Debt	8,907,052	9,052,099	8,799,775
Stockholders' deficit	(2,908,769)	(4,457,773)	(3,414,313)
Working capital	(1,089,129)	(1,464,759)	(1,178,018)

AutoZone's 2nd Quarter Highlights - Fiscal 2026

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	Trailing 4 Quarters
	February 14, 2026	February 15, 2025
Net income	$2,445,074	$2,606,790
Add: Interest expense	472,848	474,025
Income tax expense	626,979	663,963
EBIT	3,544,901	3,744,778

Add: Depreciation and amortization	645,942	575,654
Rent expense(1)	478,652	459,840
Share-based expense	135,623	116,848
EBITDAR	$4,805,118	$4,897,120

Debt	$8,907,052	$9,052,099
Financing lease liabilities	432,330	385,899
Add: Rent x 6(1)	2,871,912	2,759,040
Adjusted debt	$12,211,294	$12,197,038

Adjusted debt to EBITDAR	2.5	2.5

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	February 14, 2026	February 15, 2025
Net income	$2,445,074	$2,606,790
Adjustments:
Interest expense	472,848	474,025
Rent expense(1)	478,652	459,840
Tax effect(2)	(194,105)	(189,575)
Adjusted after-tax return	$3,202,469	$3,351,080

Average debt(3)	$8,847,030	$8,943,172
Average stockholders' deficit(3)	(3,596,773)	(4,711,173)
Add: Rent x 6(1)	2,871,912	2,759,040
Average financing lease liabilities(3)	399,840	369,622
Invested capital	$8,522,009	$7,360,661

Adjusted After-Tax ROIC	37.6%	45.5%

(1)The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended February 14, 2026, and February 15, 2025.

	Trailing 4 Quarters
(in thousands)	February 14, 2026	February 15, 2025
Total lease cost, per ASC 842	$630,737	$614,312
Less: Financing lease interest and amortization	(106,221)	(113,698)
Less: Variable operating lease components, related to insurance and common area maintenance	(45,864)	(40,774)
Rent expense	$478,652	$459,840

(2)Effective tax rate over the trailing four quarters ended February 14, 2026, and February 15, 2025, was 20.4% and 20.3%, respectively.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	February 14, 2026	February 15, 2025
Cumulative share repurchases ($ since fiscal 1998)	$39,259,531	$37,820,600
Remaining share repurchase authorization ($)	1,390,469	1,329,400

Cumulative share repurchases (shares since fiscal 1998)	155,821	155,442

Shares outstanding, end of quarter	16,519	16,747

	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 14, 2026	February 15, 2025	February 14, 2026	February 15, 2025

Depreciation and amortization	$155,640	$137,918	$303,834	$271,091

Cash flow from operations	342,462	583,749	1,286,633	1,395,552

Capital spending	327,530	292,702	641,703	539,737

AutoZone's 2nd Quarter Highlights - Fiscal 2026
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 14, 2026		February 15, 2025		February 14, 2026	February 15, 2025
Domestic:
Beginning stores	6,666		6,455		6,627	6,432
Stores opened	43		28		82	51
Stores closed	-		-		-	-
Ending domestic stores	6,709		6,483		6,709	6,483

Relocated stores	4		1		7	3

Stores with commercial programs	6,310		5,962		6,310	5,962

Square footage (in thousands)	44,750		43,049		44,750	43,049

Mexico:
Beginning stores	895		800		883	794
Stores opened	18		13		30	19
Ending Mexico stores	913		813		913	813

Brazil:
Beginning stores	149		132		147	127
Stores opened	3		4		5	9
Ending Brazil stores	152		136		152	136

Total	7,774		7,432		7,774	7,432

Total Company stores opened, net	64		45		117	79

Square footage (in thousands)	52,697		50,118		52,697	50,118
Square footage per store	6,779		6,744		6,779	6,744

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 14, 2026		February 15, 2025		February 14, 2026	February 15, 2025(1)
Sales per average store	$552		$523		$2,579	$2,506
Sales per average square foot	$81		$78		$381	$373

Domestic Commercial
Total domestic commercial sales	$1,154,800		$1,051,765		$5,478,984	$4,989,711
% Increase vs. LY	9.8%		7.3%		9.8%	6.6%

Average sales per program per week	$15.4		$14.7		$17.2	$16.0
% Increase vs. LY	4.8%		4.3%		7.5%	0.6%

(1)Trailing 4 Quarters ending February 15, 2025 include an additional week of sales of approximately $359.1 million for Total AutoZone Stores with $95.7 million for Domestic Commercial. Sales per average store and sales per square foot benefited from the additional week by $49K, and $7K, respectively.

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
Same store sales(2)	February 14, 2026		February 15, 2025		February 14, 2026	February 15, 2025
Domestic	3.4%		1.9%		4.2%	1.0%
International	17.1%		(8.2%)		14.2%	(3.9%)
Total Company	5.2%		0.5%		5.4%	0.4%

International - Constant Currency	2.5%		9.5%		3.1%	11.5%
Total Company - Constant Currency	3.3%		2.9%		4.0%	2.4%

(2)Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
	as of		as of
	February 14, 2026		February 15, 2025
Accounts payable/inventory	110.9%		118.2%

($ in thousands)
Inventory	$7,449,330		$6,588,586
Inventory per store	958		887
Net inventory (net of payables)	(813,494)		(1,196,131)
Net inventory/per store	(105)		(161)

	Trailing 5 Quarters
	February 14, 2026		February 15, 2025
Inventory turns	1.3	x	1.4	x